EXHIBIT INDEX

1.4 Resolution of the Board of Directors of American Enterprise Life Insurance Company establishing 21 subaccounts dated April 13, 2001

9. Opinion of counsel and consent to its use as to the legality of the securities being registered dated April 27, 2001

10.1 Consent of Independent Auditors for the American Express Signature One Variable Annuity(SM) dated April 30, 2001

10.2 Consent of Independent Auditors for the Wells Fargo Advantage(SM) Variable Annuity dated April 30, 2001

10.3 Consent of Independent Auditors for the Wells Fargo Advantage(SM) Builder Variable Annuity dated April 30, 2001